U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 27, 2002



                                  GENEMAX CORP.
                         formerly known as Eduverse.com
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 1 through 4 and 6 not applicable.

Item 5. Other Events

Share Exchange Agreement

     GeneMax Corp., a Nevada corporation (the "Company") is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     By agreement dated May 9, 2002 and effective July 15, 2002 (the "Share Exchange Agreement"), among the Company, GeneMax Pharmaceuticals Inc., a Delaware corporation ("GeneMax Pharmaceuticals"), the shareholders of GeneMax Pharmaceuticals, Investor Communications International Inc., a Washington corporation ("ICI"), as of the date of this Report, the Company finalized and consummated the acquisition of GeneMax Pharmaceuticals. In accordance with the terms of the Share Exchange Agreement and the securities laws of Canada, a Directors' Circular dated July 15, 2002 (the "Directors' Circular") was distributed to certain management, insiders and directors of GeneMax Pharmaceuticals.

     In accordance with the terms of the Share Exchange Agreement, the Directors' Circular and related settlement agreements, the Company (i) acquired from the GeneMax Shareholders up to approximately one hundred percent (100%) of the issued and outstanding shares of common stock of GeneMax Pharmaceuticals;
(ii) issued approximately 11,460,119 shares of its restricted common stock; and
(iii) issued an aggregate of 634,160 warrants convertible into shares of common stock on a one-to-one basis.

GeneMax Pharmaceuticals

     GeneMax Pharmaceuticals was formed during 1999, together with its subsidiary, which was formed under the laws of the Province of British Columbia, Canada. GeneMax Pharmaceuticals is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     During March 2000, GeneMax Pharmaceuticals and the University of British Columbia entered into an exclusive world-wide license agreement (the "License Agreement"). Pursuant to the terms of the License Agreement, GeneMax Pharmaceuticals acquired exclusive licensing rights to two patented technologies: (i) a cell-based peptide transfer assay, and (ii) a cancer immuno-therapy based on restoration of antigen presentation through transporters associated with antigen-processing technologies, which is GeneMax
Pharmaceutical's lead product ("TAP Technology").

     TAP Technology

     Management of the Company believes that GeneMax Pharmaceutical's TAP Technology is a therapeutic that enables a body's immune system to recognize the cancer cells as "foreign" and kill them. The TAP Technology is aimed at a group of cancers that include lung cancer, liver cancer, kidney cancer, head and neck cancer, breast cancer, melanoma, prostate cancer, colorectal cancer and cervical cancer. These cancers are characterized by defects in the cellular, antigen presentation pathway, which results in the cancers becoming invisible to the immune system. This allows the cancers to continue to proliferate and eventually spread. Management of the Company believes that GeneMax Pharmaceutical's TAP Technology increases the activity of the antigen presentation pathway thus providing sufficient information to the immune system to cause rejection and elimination of tumors from the body.

     GeneMax Pharmaceuticals has informed management of the Company that the proof of principle behind the TAP Technology was established by curing mice bearing metastatic small cell lung cancer tumors. This study was published in Nature Biotechnology (Vol. 18, pp. 515-520, May 2000). The TAP Technology was further validated in melanoma. Management of the Company believes that the competitive advantages of the TAP Technology include (i) efficacy against secondary cancerous growths elsewhere in the body; (ii) no restrictions on the genetics of the tumors or individuals; (iii) non-toxicity to normal cells; and
(iv) complementary to and synergistic with other therapeutics. As of the date of this Report, management of the Company believes that the TAP Technology is in the pre-clinical development stage and is preparing for Phase I clinical trials.

     Peptide Transfer Assay

     Management of the Company believes that GeneMax Pharmaceutical's peptide transfer assay is a novel and sophisticated cell-based assay designed to evaluate compounds and drugs for their ability to stimulate or suppress the immune response (the "Peptide Transfer Assay"). The Peptide Transfer Assay's application is to identify compounds effective in the treatment of cancer, infectious diseases, and autoimmune diseases. Management of the Company believes that the Peptide Transfer Assay technology is expected to be of significant interest to pharmaceutical companies, companies with natural product libraries, anti-sense or gene libraries or proprietary rights to chemical compounds (e.g. combinatorial chemistry companies). As of the date of this Report, management of the Company believes that the Peptide Transfer Assay is ready for development for high-throughput screening and partnering.

     The pro-forma consolidation statement of stockholders' equity has been prepared to reflect the statement of stockholders' equity of the Company as at June 30, 2002 assuming the acquisition of GeneMax Pharmaceuticals had occurred effective June 30, 2002. The results of operations of the consolidated Company are considered to be a continuation of the results of GeneMax Pharmaceuticals, and the audited consolidated financial statements of GeneMax Pharmaceuticals as at December 31, 1999, 2000 and 2001 and the unaudited consolidated financial statements of GeneMax Pharmaceuticals as at June 30, 2002 have been included in the Company's filing in this Report and, therefore, no pro-forma balance sheets and no pro-forma statements of operations have been presented.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

          GeneMax Pharmaceuticals Inc.

          Consolidated Financial Statements as at December 31, 2001, 2000 and 1999 (audited) and June 30, 2002 (unaudited).

               i.   Auditors' Report.
               ii.  Consolidated Balance Sheets.
               iii. Consolidated Statements of Operations.
               iv.  Consolidated Statement of Stockholders' Equity.
               v.   Consolidated Statements of Cash Flows.
               vi.  Notes to Consolidated Financial Statements.

     (b) Pro Forma Financial Information.

          GeneMax Corp.

          Pro-Forma Consolidated Statement of Stockholders' Equity (unaudited) as at June 30, 2002.

               i.   Introduction.
               ii.  Pro-Forma Consolidated Statement of Stockholders' Equity.
               iii. Notes to Pro-Forma Consolidated Statement of Stockholders'
                    Equity.

     (c) Exhibits.

          10.1   Consent of LaBonte & Co.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            GENEMAX CORP.


Date:  September 27, 2002                   By: /s/ Ronald Handford
                                            -----------------------
                                            Ronald Handford, President and
                                            Chief Executive Officer

                          GENEMAX PHARMACEUTICALS INC.
                          (a development stage company)

                        CONSOLIDATED FINANCIAL STATEMENTS


                        DECEMBER 31, 2001, 2000 AND 1999

                            JUNE 30, 2002 (Unaudited)













AUDITORS' REPORT

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                  1205 - 1095 West Pender Street
                                                  Vancouver, BC Canada
                                                  V6E 2M6
                                                  Telephone    (604) 682-2778
                                                  Facsimile    (604) 689-2778
                                                  Email:       rjl@labonteco.com



                                AUDITORS' REPORT
--------------------------------------------------------------------------------

To the Stockholders and Board of Directors of GeneMax Pharmaceuticals Inc. (a development stage company)

We have audited the consolidated balance sheets of GeneMax Pharmaceuticals Inc. (a development stage company) as at December 31, 2001, 2000 and 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, for the period from July 27, 1999 (inception) to December 31, 1999 and for the period from July 27, 1999 (inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001, 2000 and 1999 and the results of its operations and the changes in stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, for the period from July 27, 1999 (inception) to December 31, 1999 and for the period from July 27, 1999 (inception) to December 31, 2001 in accordance with generally accepted accounting principles in the United States.



                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
July 24, 2002


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
--------------------------------------------------------------------------------

In the United States, reporting standards for auditors' would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to the Stockholders and Board of Directors dated July 24, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.




                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
July 24, 2002


                                                GENEMAX PHARMACEUTICALS INC.
                                                (a development stage company)

                                                 CONSOLIDATED BALANCE SHEETS

                                                                                                    December 31,
                                                                     June 30, 2002       2001           2000           1999
                                                                     -------------   -----------    -----------    -----------
                                                                      (Unaudited)

                                                           ASSETS
CURRENT ASSETS
   Cash                                                               $   128,821    $    11,561    $   187,000    $   177,840

FURNITURE AND EQUIPMENT, (Note 5)
   net of depreciation of $58,609 (2001 - $38,248; 2000 - $5,411;
      1999 - $NIL)                                                        127,548        147,909        109,857           --
                                                                      -----------    -----------    -----------    -----------

                                                                      $   256,369    $   159,470    $   296,857    $   177,840
                                                                      ===========    ===========    ===========    ===========


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                           $   144,004    $    43,524    $     8,129    $    17,823
   Loans payable (Note 6)                                                    --           67,700           --           12,150
   Due to related parties (Note 7)                                        229,638        122,295         36,500         47,500
                                                                      -----------    -----------    -----------    -----------

                                                                          373,642        233,519         44,629         77,473

LOAN PAYABLE (Note 4)                                                     250,000           --             --             --
                                                                      -----------    -----------    -----------    -----------

                                                                          623,642        233,519         44,629         77,473
                                                                      -----------    -----------    -----------    -----------

COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 7)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   Capital stock  (Note 8)
      Common stock, $0.0001 par value, 25,000,000 shares authorized
        11,231,965 shares issued and outstanding
        (2001 - 10,862,805; 2000 - 10,487,471; 1999 - 4,000,001)           11,232         10,863         10,488          4,000
   Additional paid-in capital                                           1,913,493      1,607,117      1,259,742           --
   Common stock subscriptions                                                --             --             --          177,100
   Deficit accumulated during the development stage                    (2,282,719)    (1,688,051)    (1,016,065)       (80,733)
   Accumulated other comprehensive income (loss)                           (9,279)        (3,978)        (1,937)          --
                                                                      -----------    -----------    -----------    -----------

                                                                         (367,273)       (74,049)       252,228        100,367
                                                                      -----------    -----------    -----------    -----------

                                                                      $   256,369    $   159,470    $   296,857    $   177,840
                                                                      ===========    ===========    ===========    ===========


                   The accompanying notes are an integral part of these consolidated financial statements

                                                             F-3

                                                   GENEMAX PHARMACEUTICALS INC.
                                                   (a development stage company)

                                               CONSOLIDATED STATEMENTS OF OPERATIONS


                                            Six months                                             July 27, 1999       July 27, 1999
                                              ended                                               (inception) to      (inception) to
                                             June 30,             Year Ended December 31,           December 31,         June 30,
                                               2002               2001               2000               1999               2002
                                           ------------       ------------       ------------       ------------       ------------
                                           (Unaudited)                                                                  (Unaudited)

INTEREST INCOME                            $         29       $      1,139       $     25,307       $       --         $     26,475
                                           ------------       ------------       ------------       ------------       ------------

GENERAL AND ADMINISTRATIVE
   EXPENSES
   Consulting                                    35,500            106,578             96,513              2,150            240,741
   Depreciation                                  20,361             32,837              5,411               --               58,609
   Investor relations                             4,143               --               48,207               --               52,350
   License fees                                    --                 --               79,243               --               79,243
   Management fees                               60,322            132,000            132,000             55,000            379,322
   Office and general                            37,660             55,574             43,933              2,882            140,049
   Professional fees                             72,249             47,800             93,098             18,823            231,970
   Research and development                     362,641            283,987            415,464               --            1,062,092
   Travel                                         1,821             14,349             46,770              1,878             64,818
                                           ------------       ------------       ------------       ------------       ------------

                                                594,697            673,125            960,639             80,733          2,309,194
                                           ------------       ------------       ------------       ------------       ------------

NET LOSS FOR THE PERIOD                    $   (594,668)      $   (671,986)      $   (935,332)      $    (80,733)      $ (2,282,719)
                                           ============       ============       ============       ============       ============




BASIC NET LOSS PER SHARE                   $      (0.05)      $      (0.06)      $      (0.10)      $      (0.04)
                                           ============       ============       ============       ============

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING                     10,963,618         10,641,177          9,415,504          1,974,685
                                           ============       ============       ============       ============




                      The accompanying notes are an integral part of these consolidated financial statements

                                                                F-4

                                                   GENEMAX PHARMACEUTICALS INC.
                                                   (a development stage company)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            FOR THE PERIOD FROM JULY 27, 1999 (INCEPTION) TO JUNE 30, 2002 (Unaudited)


                                                                                              Deficit
                                          Common Stock                                      Accumulated   Accumulated
                                    -------------------------   Additional      Common        During         other
                                     Number of                    Paid In        Stock      Development  Comprehensive
                                      shares        Amount        Capital    Subscriptions     Stage     Income (loss)     Total
                                    -----------   -----------   -----------  -------------  -----------  -------------  -----------

Issued on incorporation -
 July 30, 1999                                1   $      --     $      --     $      --     $      --     $      --     $      --

Issued for consulting
 services - October 1999              2,150,000         2,150          --            --            --            --           2,150

Issued for cash at $0.001 per
 share - October 1999                 1,850,000         1,850          --            --            --            --           1,850

Common stock subscriptions                 --            --            --         177,100          --            --         177,100

Net loss for the period                    --            --            --            --         (80,733)         --         (80,733)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 1999            4,000,001         4,000          --         177,100       (80,733)         --         100,367

Issued for consulting
 services - February 2000             3,600,000         3,600          --            --            --            --           3,600

Issued for license fees -
 February 2000                          500,000           500          --            --            --            --             500

Issued for cash at $0.60 per
 share - February 2000
 - net of finders' fees of $95,570    1,408,828         1,409       748,321      (177,100)         --            --         572,630

Issued for cash at $0.60 per
 share - March 2000                     644,000           644       385,756          --            --            --         386,400

Issued for cash at $0.60 per
 share- May 2000                        210,000           210       125,790          --            --            --         126,000

Issued for finders' fees -
 May 2000                               124,642           125          (125)         --            --            --            --

Net loss for the year                      --            --            --            --        (935,332)         --        (935,332)

Currency translation
 adjustment                                --            --            --            --            --          (1,937)       (1,937)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance, December 31, 2000           10,487,471        10,488     1,259,742          --      (1,016,065)       (1,937)      252,228
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------


                      The accompanying notes are an integral part of these consolidated financial statements

                                                                F-5

                                                   GENEMAX PHARMACEUTICALS INC.
                                                   (a development stage company)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            FOR THE PERIOD FROM JULY 27, 1999 (INCEPTION) TO JUNE 30, 2002 (Unaudited)


                                                                                             Deficit
                                         Common Stock                                      Accumulated   Accumulated
                                   -------------------------   Additional      Common        During         other
                                    Number of                    Paid In        Stock      Development  Comprehensive
                                     shares        Amount        Capital    Subscriptions     Stage     Income (loss)      Total
                                   -----------   -----------   -----------  -------------  -----------  -------------   -----------

Balance, December 31, 2000          10,487,471        10,488     1,259,742          --      (1,016,065)       (1,937)       252,228

Issued for cash at $0.75 per
 share- April to July 2001             110,334           110        82,640          --            --            --           82,750

Issued for cash at $1.00 per
 share- June to November 2001          265,000           265       264,735          --            --            --          265,000

Net loss for the year                     --            --            --            --        (671,986)         --         (671,986)

Currency translation
 adjustment                               --            --            --            --            --          (2,041)        (2,041)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, December 31, 2001          10,862,805        10,863     1,607,117    (1,688,051)      (74,049)
                                                                                                                --           (3,978)

Issued for cash at $1.00 per
 share - February to May 2002
 - net of finders' fees of $17,000     187,500           187       170,313          --            --            --          170,500

Issued on settlement of debts
 at $0.75 per share - May 2002         181,660           182       136,063          --            --            --          136,245

Net loss for the period                   --            --            --            --        (594,668)         --         (594,668)

Currency translation
 adjustment                               --            --            --            --            --          (5,301)        (5,301)
                                   -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, June 30, 2002
 (unaudited)                        11,231,965   $    11,232   $ 1,913,493   $      --     $(2,282,719)  $    (9,279)   $  (367,273)
                                   ===========   ===========   ===========   ===========   ===========   ===========    ===========



                      The accompanying notes are an integral part of these consolidated financial statements

                                                                F-6

                                              GENEMAX PHARMACEUTICALS INC.
                                              (a development stage company)

                                          CONSOLIDATED STATEMENT OF CASH FLOWS


                                                    Six months                                 July 27, 1999   July 27, 1999
                                                      Ended                                   (inception) to  (inception) to
                                                     June 30,       Year Ended December 31,     December 31,     June 30,
                                                       2002          2001            2000           1999           2002
                                                   -----------    -----------    -----------    -----------    -----------
                                                   (Unaudited)                                                 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                          $  (594,668)   $  (671,986)   $  (935,332)   $   (80,733)   $(2,282,719)
  Adjustments to reconcile net loss to net cash
     from operating activities:
  - depreciation                                        20,361         32,838          5,411           --           58,609
  - non-cash consulting fees                              --             --            3,600          2,150          5,750
  - non-cash license fees                                 --             --              500           --              500
  - accounts payable                                   100,480         35,394         (9,694)        17,823        144,004
                                                   -----------    -----------    -----------    -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                 (473,827)      (603,754)      (935,515)       (60,760)    (2,073,856)
                                                   -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment                     --          (70,889)      (115,268)          --         (186,157)
                                                   -----------    -----------    -----------    -----------    -----------

NET CASH USED IN INVESTING ACTIVITIES                     --          (70,889)      (115,268)          --         (186,157)
                                                   -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                     170,500        347,750      1,085,030        178,950      1,782,230
  Loans payable                                         68,545         67,700        (12,150)        12,150        136,245
  Advances from Eduverse                               250,000           --             --             --          250,000
  Advances from related parties                        107,343         85,795        (11,000)        47,500        229,638
                                                   -----------    -----------    -----------    -----------    -----------

NET CASH FLOWS FROM FINANCING
  ACTIVITIES                                           596,388        501,245      1,061,880        238,600      2,398,113
                                                   -----------    -----------    -----------    -----------    -----------

EFFECT OF EXCHANGE RATE CHANGES                         (5,301)        (2,041)        (1,937)          --           (9,279)
                                                   -----------    -----------    -----------    -----------    -----------

INCREASE (DECREASE) IN CASH                            117,260       (175,439)         9,160        177,840        128,821

CASH, BEGINNING OF YEAR                                  1,561        187,000        177,840           --             --
                                                   -----------    -----------    -----------    -----------    -----------

CASH, END OF YEAR                                  $   128,821    $    11,561    $   187,000    $   177,840    $   128,821
                                                   ===========    ===========    ===========    ===========    ===========

  Non-cash activities:

   During the period ended June 30, 2002 the Company settled loans payable totalling $136,245 through the issuance of 181,660 shares of common stock at $0.75 per share (Refer to Note 8).

   During the year ended December 31, 2000 the Company issued 3,600,000 shares of common stock for consulting services valued at $3,600 (Refer to Note 8).

   During the year ended December 31, 2000 the Company issued 500,000 shares of common stock for license fees valued at $500
     (Refer to Note 8).

   During period ended December 31, 1999 the Company issued 2,150,000 shares of common stock for consulting services valued at
     $2,150 (Refer to Note 8).

                 The accompanying notes are an integral part of these consolidated financial statements

                                                           F-7

                          GENEMAX PHARMACEUTICALS INC.
                          (a development stage company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

GeneMax Pharmaceuticals Inc. ("GeneMax" or the "Company") is a private Delaware company incorporated July 27, 1999 which has a wholly-owned subsidiary, GeneMax Pharmaceuticals Canada Inc., a private British Columbia company incorporated May 12, 2000. GeneMax is a development stage company which was formed for the purpose of building a biotechnology business taking advantage of emerging technologies based on cellular immunology and genetic understanding of the cause and potential novel treatments of disease.

During 2000 GeneMax and the University of British Columbia ("UBC") entered into a world-wide license agreement providing GeneMax the exclusive license rights to certain patented and unpatented technologies originally invented and developed by UBC. Also during 2000 GeneMax and UBC entered into a Collaborative Research Agreement ("CRA") appointing UBC to carry out further development of the licensed technology and providing GeneMax the option to acquire the rights to commercialize any additional technologies developed within the CRA in consideration for certain funding commitments (Refer to Note 3).

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At June 30, 2002 the Company has a working capital deficiency of $221,958 and has incurred significant losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing research and development and ultimately on generating future profitable operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These consolidated financial statements have been presented in United States dollars and prepared in accordance with United States Generally Accepted Accounting Principles ("US GAAP").

Principles of Consolidation
The financial statements include the accounts of the Company and its wholly-owned subsidiary GeneMax Canada. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions
Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Furniture and Equipment
Furniture and equipment are stated at cost. Depreciation is computed at the following rates over the estimated useful lives of the assets:

     Office furniture and equipment            36 months straight-line
     Laboratory equipment                      60 months straight-line

Research and development costs
The Company has acquired exclusive development and marketing rights to certain technologies through a License Agreement and a Collaborative Research Agreement with UBC. The rights and license acquired are considered rights to unproven technology which may not have alternate future uses and therefore, have been expensed as incurred as research and development costs. Also, ongoing costs incurred in connection with the Collaborative Research Agreement are considered costs incurred in the development of unproven technology which may not have alternate future uses and therefore, have been expensed as incurred as research and development costs.

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash, loans and accounts payable approximate carrying value due to the short-term maturity of the instruments.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Net Loss per Common Share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. The accompanying presentation is only of basic loss per share as the potentially dilutive factors are anti-dilutive to basic loss per share.

Stock-Based Compensation
The Company accounts for stock-based compensation in respect to stock options granted to employees and officers using the intrinsic value based method in accordance with APB 25. Stock options granted to non-employees are accounted for using the fair value method in accordance with SFAS No. 123. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Comprehensive income (loss)
Comprehensive income (loss) is defined as the change in equity from transactions, events and circumstances, other than those resulting from investments by owners and distributions to owners. Comprehensive income (loss) to date consists only of the net gains and losses resulting from translation of the foreign currency financial statements of the Company's wholly-owned subsidiary, GeneMax Canada.

Recent accounting pronouncements
In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", which eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The adoption of SFAS 141 is not expected to have a material impact on the Company's financial position or results of operations.
In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Intangible Assets", which revises the accounting for purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001, with earlier adoption permitted. The adoption of SFAS 142 is not expected to have a material impact on the Company's financial position or results of operations.


NOTE 3 - RESEARCH AGREEMENTS
--------------------------------------------------------------------------------

University of British Columbia ("UBC")
Effective September 14, 1999 the Company entered into an Option Agreement ("Option") whereby UBC granted the Company an option to obtain a world-wide license from UBC providing GeneMax the exclusive license rights to certain patented and unpatented cancer immuno-therapy technologies originally invented and developed by UBC. The Option was for a term of 180 days and was considered exercised upon execution of the License Agreement with UBC as described below. Prior to being eligible to exercise the Option, the Company was to make a reasonable commercial effort to raise equity funding in an amount not less than CAN$1,000,000 to fund ongoing research and issue 500,000 common shares to UBC and an additional 3,600,000 common shares to certain principals involved in the UBC research (refer to Note 7).

Effective March 6, 2000, having satisfied the conditions of the Option, the Company obtained from UBC, the exclusive license rights as described above for consideration of $78,743. The License will terminate after 15 years or upon the expiration of the last patent obtained relating to the licensed technology. The cost of obtaining any patents will be the responsibility of the Company. The technology remains the property of UBC, however, it may be utilized and improved by the Company. Concurrent with the execution of the license the head researcher at UBC became a director of the Company.

The Company and UBC entered into a Collaborative Research Agreement ("CRA") dated September 1, 2000 appointing UBC to carry out further development of the licensed technology and providing GeneMax the option to acquire the rights to commercialize any additional technologies developed within the CRA in consideration for certain funding commitments totalling CAN$498,980 to be paid in four equal instalments of CAN$124,725 due upon execution of the CRA, September 30, 2000, January 1, 2001 and March 31, 2001. Through a series of amendments between November 28, 2000 and March 28, 2002, the funding commitment was increased to a total of CAN$ 2,507,223 of which CAN$374,215 has been paid as at December 31, 2001 (2000 - CAN$374,215) and CAN$1,071,631 is to be paid in
2002, of which $415,303 has been paid to June 30, 2002, CAN$696,900 is to be paid in 2003 and CAN$364,477 is to be paid in 2004. In addition, as required by the CRA, the Company has purchased certain Laboratory equipment in connection with the ongoing research.

The Company and UBC are currently negotiating a further amendment to the CRA which would increase the total 2002 funding commitment to CAN$ 1,178,755.

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 3 - RESEARCH AGREEMENTS (cont'd)
--------------------------------------------------------------------------------

Canadian Network for Vaccines and Immunotherapeutics of Cancer and Chronic Viral Diseases ("CANVAC")
Effective January 1, 2001 the Company and UBC entered into a one year Network Affiliate Agreement with CANVAC (the "CANVAC Agreement") whereby CANVAC would provide a grant to the Company and UBC to further fund the research activities in connection with the CRA. Under the terms of the CANVAC Agreement, CANVAC would provide a CAN$85,000 research grant to UBC upon the Company contributing CAN$117,300 towards the UBC research. The amounts paid by the Company do not qualify as amounts paid under the CRA funding schedule outlined above. During 2001, all amounts required under the CANVAC agreement were paid to UBC by the Company.


NOTE 4 - EDUVERSE ACQUISITION
--------------------------------------------------------------------------------

Effective May 10, 2002 the Company entered into a letter of intent whereby Eduverse.com ("Eduverse"), a publicly held Nevada corporation whose shares are listed on the OTC Bulletin Board, agreed to acquire 100% of the issued shares in the capital of GeneMax in exchange for 11,231,965 restricted shares of common stock of Eduverse plus an additional 188,154 restricted shares of common stock in settlement of $188,154 of accrued GeneMax management, consulting and research and development fees and 200,000 restricted shares for a finder's fee. Also, all outstanding GeneMax share purchase warrants will be exchanged on a one for one basis for Eduverse share purchase warrants with identical terms and conditions. Effective July 15, 2002, pursuant to a definitive Share Exchange Agreement, Eduverse commenced the closing and acquired 5,880,304 shares of GeneMax from non-British Columbia shareholders of GeneMax in exchange for the issuance of 5,880,304 restricted shares of common stock. Eduverse has also issued a take-over bid circular to British Columbia GeneMax shareholders for the acquisition of 4,487,001 shares in exchange for 4,487,001 restricted shares of common stock. This acquisition, when completed, will result in a change in control of Eduverse with the previous shareholders of the Company owning 75% of the shares of Eduverse and will be accounted for as a reverse-merger. In connection with this transaction, Eduverse changed its name to GeneMax Corp.

In addition, during the period Eduverse advanced a total of $250,000 to the Company which is secured by a convertible loan agreement. The loan bears interest at 10% per annum compounded semi-annually and is secured by way of a fixed and floating charge on all of the assets of the Company.


NOTE 5 - FURNITURE AND EQUIPMENT
--------------------------------------------------------------------------------

                                              December     December     December
                                  June 30,       31,          31,          31,
                                    2002         2001         2000        1999
                                 ---------    ---------    ---------    -------
                                (Unaudited)

Office furniture and equipment   $  26,213    $  26,213    $   7,435    $  --
Laboratory equipment               159,944      159,944      107,833       --
                                 ---------    ---------    ---------    -------

                                   186,157      186,157      115,268       --
Less: accumulated depreciation     (58,609)     (38,248)      (5,411)      --
                                 ---------    ---------    ---------    -------

                                 $ 127,548    $ 147,909    $ 109,857    $  --
                                 =========    =========    =========    =======

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 6 - LOANS PAYABLE
--------------------------------------------------------------------------------

The company has received loans to satisfy working capital requirements from certain directors and a relative of a director of the Company. Of the amount outstanding at December 31, 2001, $10,000 is payable on demand and bears interest at 5% per annum. The remaining loans payable are unsecured, non-interest bearing and have no specific terms of repayments. During 2002, the Company received additional loans of $68,545 and the total balance outstanding of $136,245 was settled through the issuance of 181,660 shares of common stock at $0.75 per share (refer to note 8).


NOTE 7 -RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

During 1999 and 2000 the Company entered into consulting, management and research and development agreements with certain directors and private companies controlled by directors of the Company. These agreements have terms ranging from month to month to five years. The following amounts have been incurred to these related parties:

                                                 For the period ended
                                 June 30,             December 31,
                                   2002       2001       2000       1999
                                 --------   --------   --------   --------
                               (Unaudited)

      Consulting fees            $ 33,000   $ 84,000   $ 77,000   $   --
      Management fees              60,322    132,000    132,000     55,000
      Research and development     76,268    148,400    130,750       --
                                 --------   --------   --------   --------

                                 $169,590   $364,400   $339,750   $ 55,000
                                 ========   ========   ========   ========


The Company had total commitments relating to the above agreements for the years ended December 31 as follows:

                   2002                 $  285,270
                   2003                    272,700
                   2004                    217,700
                   2005                     31,725
                                        ----------

                                        $  807,395
                                        ==========

Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayments and consist solely of accrued and unpaid fees in connection with the above.

In connection with the Eduverse acquisition described in Note 5, certain consulting and management agreements were amended resulting in adjusted future commitments relating to the above agreements for the years ended December 31 as follows:

                   2002                 $  242,558
                   2003                    208,632
                   2004                    167,827
                   2005                     19,225
                                        ----------

                                        $  638,242
                                        ==========

Refer to Notes 4 and 6.

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 8 - CAPITAL STOCK
--------------------------------------------------------------------------------

During 1999 the Company issued common shares as follows:
Effective October 14, 1999 the Company issued 2,150,000 common shares to the founders of the Company for consulting services valued at $2,150.

Effective October 14, 1999 the Company issued 1,850,000 common shares for cash to the founders of the Company for total proceeds of $1,850.

During 2000 the Company issued common shares as follows:
Effective February 22, 2000 the Company issued 3,600,000 common shares to the founders of the Company for consulting services valued at $3,600 and an additional 500,000 common shares valued at $500 in connection with the UBC Option and License agreements as described in Note 3.

Effective February 22, 2000 the Company completed a private placement of 1,408,828 units at $0.60 per unit for proceeds of $749,730 net of finders' fees of $95,570. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $2.00 per share to October 1, 2001.

Effective March 23, 2000 the Company completed a private placement of 644,000 units at $0.60 per unit for total proceeds of $386,400. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $2.00 per share to October 1, 2001.

Effective May 15, 2000 the Company completed a private placement of 210,000 units at $0.60 per unit for total proceeds of $126,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $2.00 per share to October 1, 2001.

Effective May 15, 2000 the Company issued 124,642 common shares as finders' fees in connection with private placements during the year.

During 2001 the Company issued common shares as follows:
Between April 3, 2001 and July 5, 2001 the Company completed private placements of 110,334 units at $0.75 per unit for total proceeds of $82,750. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $2.50 per share to September 1, 2002.

Between June 27, 2001 and August 23, 2001 the Company completed private placements of 120,000 units at $1.00 per unit for total proceeds of $120,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share to December 1, 2005.

Effective October 4, 2001 the Company completed a private placement of 50,000 units at $1.00 per unit for total proceeds of $50,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share to October 4, 2003.

During November 2001 the Company completed private placements of 45,000 units at $1.00 per unit for total proceeds of $45,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share to December 1, 2005.

Effective November 29, 2001 the Company completed a private placement of 50,000 units at $1.00 per unit for total proceeds of $50,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share to December 1, 2005.

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 8 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

During 2002 the Company issued shares as follows:
Between February 13, 2002 and May 7, 2002 the Company completed private placements of 187,500 units at $1.00 per unit for total proceeds of $170,500, net of finder's fees of $17,000. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share with 12,500 of the warrants expiring December 1, 2005 and 175,000 of the warrants expiring May 1, 2006.

Effective May 22, 2002 the Company settled loans payable totalling $136,245 through the issuance of 181,660 units at a price of $0.75 per unit. Each unit consists of one common share of the Company and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share to May 1, 2006.

No value has been assigned to the warrants issued in connection with these financings. The warrant value is determined by applying the Black-Scholes option-pricing model which resulted in no value for the warrants as the Company determined an expected volatility of 0%. This was determined on the basis that the Company is privately held and there is no market established for trading of shares of the Company's common stock.

The Company's share purchase warrant activity is as follows:

                                                                       Weighted
                                                        Weighted       Average
                                                        Average       Remaining
                                         Number of      Exercise     Contractual
                                          warrants        Price          Life
                                         ----------       -----       ----------

Balance, December 31, 1999                     --         $ --            --
Issued during the year                    2,262,828        2.00           --
Exercised / expired during the year            --           --            --
                                         ----------       -----       ----------

Balance, December 31, 2000                2,262,828       $2.00       0.75 years
Issued during the year                      375,334        1.92           --
Exercised during the year                      --           --            --
Expired during the year                  (2,262,828)      (2.00)          --
                                         ----------       -----       ----------

Balance, December 31, 2001                  375,334        1.92       2.66 years
Issued during the period                    369,160        0.88           --
Exercised / expired during the period          --           --            --
                                         ----------       -----       ----------

Balance, June 30, 2002 (unaudited)          744,494       $1.40       3.00 years
                                         ==========       =====       ==========


During 2000, the Company approved the adoption of a Non-Qualified Stock Option Plan (the "Plan") allowing for the granting of options to certain officers, directors and employees ("employees") of the Company or its subsidiary in consideration of services rendered. The options will have an exercise price as determined by the Board of Directors and shall be for a term not to exceed ten years. To date, the Company's Board of Directors has approved the granting of options as follows:

                                                                       Weighted
                                                        Weighted       Average
                                                        Average       Remaining
                                         Number of      Exercise     Contractual
                                          options         Price          Life
                                         ----------       -----       ----------

Balance, December 31, 1999                    --          $ --            --
Granted during the year                  1,300,000         0.60           --
Exercised / expired during the year           --            --            --
                                         ---------        -----       ----------

Balance, December 31, 2000               1,300,000        $0.60       4.53 years
Granted during the year                    725,000         0.61           --
Exercised / expired during the year           --            --            --
                                         ---------         -----      ----------

Balance, December 31, 2001               2,025,000          0.60      3.91 years
Granted during the period                     --             --           --
Exercised / expired during the period         --             --           --
                                         ---------         -----      ----------

Balance, June 30, 2002 (unaudited)       2,025,000         $0.60      3.41 years
                                         =========         =====      ==========

GENEMAX PHARMACEUTICALS INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2002 (unaudited) AND DECEMBER 31, 2001, 2000 AND 1999
--------------------------------------------------------------------------------

NOTE 8 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

In connection with the transactions described in Note 4, all of the Company's options and warrants were subsequently cancelled and certain of the options and all of the warrants were replaced by Eduverse options and warrants under similar terms to the original options and warrants.

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25 and complies with the disclosure provisions of SFAS No. 123. In accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in connection with accounting for options granted to consultants and the disclosure provision relating to options granted to employees

No compensation expense has been recorded in connection with the options granted under this Plan in accordance with the provisions of APB No. 25 as the exercise price of the options awarded approximated the prices at which the Company issued common shares for cash at dates approximating the dates of the awards. Also, no additional compensation expense will be in connection with the options granted in accordance with the provisions of SFAS 123. In applying the Black-Scholes option-pricing model, no additional compensation expense resulted as the Company determined an expected volatility of 0%. This was determined on the basis that the Company is privately held and there is no market established for trading of shares of the Company's common stock.


NOTE 9 - INCOME TAXES
--------------------------------------------------------------------------------

There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $2,310,000 at June 30, 2002 (2001
- $1,715,000; 2000 - $1,042,000; 1999 - $83,000) which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2008. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                  GENEMAX CORP.
                             (Formerly EDUVERSE.COM)
                          (a development stage company)

            PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  JUNE 30, 2002

                                   (Unaudited)











INTRODUCTION

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

GENEMAX CORP.
(Formerly EDUVERSE.COM)
(a development stage company)
PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2002
--------------------------------------------------------------------------------
(Unaudited)

INTRODUCTION

Effective May 10, 2002, GeneMax Corp. (formerly Eduverse.com) ("Eduverse" or "the Company"), a Nevada corporation entered into a letter of intent to acquire 100% of the issued and outstanding common shares of GeneMax Pharmaceuticals Inc. (a development stage company) ("GeneMax"), a Delaware corporation, in exchange for 11,231,965 restricted shares of common stock of Eduverse plus an additional 188,154 restricted shares of common stock in settlement of $188,154 of accrued GeneMax management wages and 200,000 restricted shares for a finder's fee. As further consideration, Eduverse agreed to grant stock options and common stock purchase warrants in exchange for the cancellation of existing stock options and common stock purchase warrants in GeneMax. In connection with this transaction, Eduverse changed its name to GeneMax Corp. Effective July 15, 2002 Eduverse commenced the completion of the transaction pursuant to a definitive Share Exchange Agreement.

This transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of GeneMax. Under reverse acquisition accounting, the value assigned to the common stock of consolidated Eduverse on acquisition of GeneMax will be equal to the book value of the common stock of GeneMax plus the book value of the net assets of Eduverse as at the date of the transaction.

The pro-forma consolidated statement of stockholders' equity has been prepared to reflect the statement of stockholders' equity of Eduverse as at June 30, 2002 assuming the acquisition of GeneMax had occurred effective June 30, 2002. As the results of operations of consolidated Eduverse are considered to be a continuation of the results of GeneMax and the audited consolidated financial statements of GeneMax as at December 31, 1999, 2000 and 2001 and the unaudited consolidated financial statements of GeneMax as at June 30, 2002 have been included in the Company's filing on Form 8-K/A, no pro-forma statements of operations have been presented.

The pro-forma consolidated statement of stockholders' equity is based on the following unaudited financial statements:

     o    Eduverse -   as at June 30, 2002.
     o    GeneMax  -   as at June 30, 2002.

This pro-forma consolidated statement of stockholders' equity should be read in conjunction with Eduverse's December 31, 2001 audited financial statements as filed on Form 10-KSB.


EDUVERSE.COM
(a development stage company)

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

JUNE 30, 2002
------------------------------------------------------------------------------------------------------------------------------------
(unaudited)                                                                                     (expressed in United States dollars)

                                                                                                                         Pro-Forma
                   Eduverse      GeneMax                                Pro-Forma Adjustments                           Consolidated
                                                                                                                         Eduverse
                   30-Jun-02     30-Jun-02      (a) & (b)     (c) & (d)         (e)            (f)           (g)         30-Jun-02
                  -----------   -----------    -----------   -----------    -----------    -----------   -----------    -----------

CAPITAL STOCK     $    40,455   $    11,232    $      --     $      --      $   (40,455)   $   673,545   $  (669,457)   $    15,320

ADDITIONAL
  PAID-IN
  CAPITAL           4,871,933     1,913,493        188,154     2,998,600     (8,058,687)          --         (30,343)     1,883,150

COMMON STOCK
  SUBSCRIPTIONS
  RECEIVABLE         (100,000)         --          100,000          --             --             --            --             --
                                                                                                                          2,598,270
COMMON STOCK
  SUBSCRIPTIONS        15,000          --             --            --             --             --            --           15,000
                                                                                                                          2,598,270
COMMON STOCK
  PURCHASE
  WARRANTS               --            --             --            --             --             --         699,800        699,800

ACCUMULATED
  DEFICIT          (4,426,997)   (2,282,719)          --            --        4,426,997           --            --       (2,282,719)

ACCUMULATED
  OTHER
  COMPREHENSIVE
  INCOME (LOSS)          --          (9,279)          --            --             --             --            --           (9,279)
                  -----------   -----------    -----------   -----------    -----------    -----------   -----------    -----------


                  $   400,391   $  (367,273)   $   288,154   $ 2,998,600    $(3,672,145)   $   673,545   $      --      $   321,272
                  ===========   ===========    ===========   ===========    ===========    ===========   ===========    ===========


           The accompanying notes are an integral part of this pro-forma consolidated statement of stockholders' equity

                                                            F-18

GENEMAX CORP.
(Formerly EDUVERSE.COM)
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2002
--------------------------------------------------------------------------------
(Unaudited)

NOTE 1 - ACQUISITION
--------------------------------------------------------------------------------

Effective May 10, 2002 Eduverse entered into a letter of intent to acquire 100% of the issued shares in the capital of GeneMax in exchange for 11,231,965 restricted shares of common stock plus an additional 188,154 restricted shares of common stock in settlement of $188,154 of accrued GeneMax management wages and 200,000 restricted shares for a finder's fee. A total of 9,166,980 shares will be subject to pooling restrictions. Effective July 15, 2002, pursuant to a definitive Share Exchange Agreement, the Company commenced the closing and acquired 5,880,304 of the 6,744,964 shares of GeneMax held by non-British Columbia shareholders of GeneMax in exchange for the issuance of 5,880,304 restricted shares of common stock. The Company has also issued a take-over bid circular to British Columbia GeneMax shareholders for the acquisition of 4,487,001 shares in exchange for 4,487,001 restricted shares of common stock. This pro-forma consolidated statement of stockholders' equity has been prepared assuming the entire acquisition closed effective June 30, 2002.

For purposes of this pro-forma consolidated statement of stockholders' equity, this acquisition has been accounted as a recapitalization using accounting principles applicable to reverse acquisitions whereby the value assigned to the common stock of consolidated Eduverse on acquisition of GeneMax will be equal to the book value of the common stock of GeneMax plus the book value of the net assets of Eduverse as at the date of the transaction.

The pro-forma book value of Eduverse' capital stock as at June 30, 2002 is calculated as follows:

            GeneMax capital stock                                     $1,924,725
            Eduverse net assets                                          673,545
                                                                      ----------

              Eduverse pro-forma capital stock                        $2,598,270
                                                                      ==========

Eduverse pro-forma capital stock is made up as follows:

            Capital stock                                             $   15,320
            Additional paid-in capital                                 1,883,150
              Common stock purchase warrants                             699,800
                                                                      ----------

                                                                      $2,598,270
                                                                      ==========


NOTE 2 - PRO-FORMA ADJUSTMENTS
--------------------------------------------------------------------------------

(a)  Record settlement of certain GeneMax debts
     In connection with the acquisition, Eduverse will issue 188,154 shares of restricted common stock in settlement of a total of $188,154 of accrued management, consulting and research and development fees owing to certain principals of GeneMax. A pro-forma adjustment has been made to reflect this debt settlement as at June 30, 2002.

(b)  Record receipt of Eduverse common stock subscriptions receivable
     As at June 30, 2002 Eduverse had subscriptions receivable of $100,000 in connection with the issuance of a total of 700,000 shares of common stock at $1.00 per share. A pro-forma adjustment has been made to record these proceeds as having been received as at June 30, 2002.

(c)  Record finder's fee shares
     A pro-forma adjustment has been made to record the issuance of 200,000 shares of common stock of Eduverse as a finder's fee in connection with the acquisition. The finder's fee has been recorded at a fair value of $200,000.

GENEMAX CORP.
(Formerly EDUVERSE.COM)
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2002
--------------------------------------------------------------------------------
(Unaudited)

NOTE 2 - PRO-FORMA ADJUSTMENTS (cont'd)
--------------------------------------------------------------------------------

(d)  Record fair value of stock options and common stock purchase warrants
     In connection with the acquisition, Eduverse agreed to grant stock options and common stock purchase warrants in exchange for the cancellation of existing stock options and common stock purchase warrants in GeneMax. Accounting principles applicable to business combinations require that the fair value of stock options and share purchase warrants granted in connection with a business combination be recorded as part of the purchase price at their fair values. A pro-forma adjustment has been made to record the fair value of 2,120,000 stock options granted at an exercise price of $1.00 per share and 744,494 common stock purchase warrants granted at a weighted average exercise price of $1.40 per share. The options and warrants were valued in accordance with the provisions of SFAS No. 123 by applying the fair value method using the Black-Scholes option-pricing model.

     The fair value of the stock options was determined to be $2,098,800 by using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rates of 5%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 226% and a weighted average expected life of the options of 5 years.

     The fair value of the common stock purchase warrants was determined to be $699,800 by using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rates of 5%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 226% and a weighted average expected life of the warrants of 3 years.

(e)  Elimination of Eduverse's stockholder's equity
     In accordance with reverse acquisition accounting, the financial statements subsequent to the date of the transaction will be presented as a continuation of GeneMax and as a result the stockholders' equity of Eduverse, which is equal to the book value of net assets, has been eliminated as follows:

                                                                               Total
                                                                            Elimination
                                                                            -----------
     Eduverse share capital                                                 $    40,455
     Eduverse additional paid in capital                                      4,871,933
     Eduverse common stock subscriptions receivable                            (100,000)
     Eduverse common stock subscriptions                                         15,000
     Eduverse accumulated deficit                                            (4,426,997)
                                                                            -----------

     Preliminary book value of Eduverse net assets                              400,391

     Add: debt settlement per adjustment (a)                                    188,154
     Add: subscriptions received per adjustment (b)                             100,000
     Less: common stock subscriptions not eliminated on consolidation           (15,000)
                                                                            -----------

     Adjusted book value of Eduverse net assets                                 673,545

     Add: finder's fee shares per adjustment (c)                                200,000
     Add: fair value of stock options per adjustment (d)                      2,098,800
     Add: fair value of common stock purchase warrants per adjustment (d)       699,800
                                                                            -----------

     Total Eduverse stockholders' equity eliminated                         $ 3,672,145
                                                                            ===========

                                      F-20

GENEMAX CORP.
(Formerly EDUVERSE.COM)
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2002
--------------------------------------------------------------------------------
(Unaudited)

NOTE 2 - PRO-FORMA ADJUSTMENTS (cont'd)
--------------------------------------------------------------------------------

(f)  Record value assigned to Eduverse under reverse merger accounting
     As at the date of the transaction, Eduverse does not have any significant operations or assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to Eduverse is equal to the book value of the net assets of Eduverse as at the date of the transaction. As at June 30, 2002, the adjusted net book value of the net assets of Eduverse (as calculated in (e) above) is $673,545.

(g)  Restatement of share capital under reverse merger accounting
     In accounting for this reverse merger, the legal share capital is that of Eduverse (the legal parent) and the value of share capital is calculated as described in Note 1. Upon completion of this transaction, Eduverse will have 15,320,119 of its $US 0.001 par value common shares issued and outstanding. In addition, Eduverse will have 744,494 common stock purchase warrants outstanding with a fair value as described and calculated in (d) above. Adjustments are required to reconcile the pro-forma consolidated share capital as follows:

                                                                   Additional    Common Stock
                                                                     Paid in       Purchase     Total Share
                                                   Capital Stock     Capital       Warrants       Capital
                                                   -------------   -----------    -----------   -----------
     Eduverse as at June 30, 2002                   $    40,455    $ 4,871,933    $      --     $ 4,912,388
     GeneMax as at June 30, 2002                         11,232      1,913,493           --       1,924,725
     Pro-forma adjustment (a)                              --          188,154           --         188,154
     Pro-forma adjustment (c)                              --          200,000           --         200,000
     Pro-forma adjustment (d)                              --        2,098,800                    2,098,800
     Pro-forma adjustment (d)                              --          699,800                      699,800
     Pro-forma adjustment (e)                           (40,455)    (8,058,687)          --      (8,099,142)
     Pro-forma adjustment (f)                           673,545           --             --         673,545
     Pro-forma adjustment (g), to reconcile            (669,457)       (30,343)       699,800          --
                                                    -----------    -----------    -----------   -----------

     Pro-forma balance, June 30, 2002 (unaudited)   $    15,320    $ 1,883,150    $   699,800   $ 2,598,270
                                                    ===========    ===========    ===========   ===========


                                      F-21